[I.D. Systems, Inc. Logo]
Expanding the range of wireless solutions


FOR IMMEDIATE RELEASE

    CONTACTS:       FOR FINANCIAL PRESS                FOR TRADE PRESS
                    Ned Mavrommatis                    Greg Smith
                    Chief Financial Officer            Vice President Marketing
                    NED@ID-SYSTEMS.COM                 GSMITH@ID-SYSTEMS.COM
                    ------------------                 ---------------------
                    General Phone: 201-996-9000        General Fax: 201-996-9144

    I.D. SYSTEMS REPORTS FOURTH QUARTER AND FULL YEAR 2006 FINANCIAL RESULTS

Hackensack, NJ, March 1, 2007--I.D. Systems, Inc. (NASDAQ: IDSY), a leading provider of RFID-based wireless asset tracking and management solutions, today announced its unaudited financial results for the year ended December 31, 2006. Revenues increased 30.2% to a record $24.7 million from $19.0 million for 2005. The revenue growth was attributable primarily to increased sales of I.D. Systems' patented Wireless Asset Net(R) system, which utilizes radio frequency identification, or RFID, technology to control, track, monitor and analyze enterprise assets, such as industrial vehicles and equipment.

Adjusted net income for 2006 was $1.4 million, or $0.13 per basic share and $0.11 per diluted share, compared to net income of $851,000, or $0.11 per basic share and $0.09 per diluted share, for 2005. Adjusted net income was calculated by adjusting GAAP net income for the impact of stock-based compensation of $3.0 million. Adjusted net income is considered non-GAAP financial information; a reconciliation of non-GAAP financial measures used in this press release to GAAP financial measures can be found in the Reconciliation of GAAP to Non-GAAP Financial Measures table included in this press release. GAAP net loss for the year ended December 31, 2006, was $1.6 million, or $.15 per basic and diluted share.

"We are pleased with our overall year-over-year revenue growth," said Jeffrey Jagid, I.D. Systems' chairman and chief executive officer, "but clearly we have even higher performance goals, including a more predictable quarter-to-quarter revenue stream from more diversified sources. To that end, our mission is to drive customer benefit from our unique wireless technology, facilitate customer adoption and expansion of our solutions, and open new applications and markets for our technology, while maintaining our technical leadership. We are taking active steps to realize these goals, including the strengthening of our sales and marketing organization, as announced on February 27, 2007, with the appointment of Peter Fausel, formerly of wireless mobile computing leader LXE, as I.D. Systems' new executive vice president of sales, marketing and customer support. With our outstanding human and technical resources and our strong, blue-chip customer base, we continue to be very positive about I.D. Systems' prospects for 2007 and beyond."

For the year ended December 31, 2006, cost of revenues was $13.7 million, including $35,000 attributable to stock-based compensation pursuant to the company's adoption of accounting rule SFAS 123(R), resulting in a gross profit margin of 44.6%.

Selling, general and administrative (SG&A) expenses for 2006 increased to $12.9 million from $7.1 million for 2005. The increase was attributable primarily to $2.2 million of stock-based employee compensation, pursuant to the company's adoption of accounting rule SFAS 123(R), and to increased expenses related to the hiring of additional personnel to support continued company growth.

Research and development (R&D) expenditures for 2006 increased to $2.6 million from $1.6 million in 2005. The increase was attributable primarily to $723,000 of stock-based compensation, pursuant to the company's adoption of accounting rule SFAS 123(R), and to increased engineering payroll expenses.

Interest income for 2006 increased to $2.8 million from $222,000 for 2005, as the company invested proceeds from its public stock offering of March, 2006.

As of December 31, 2006, I.D. Systems had $70.4 million in cash, cash equivalents and marketable securities, and $80.0 million of working capital, compared to $7.6 million and $13.9 million, respectively, as of December 31, 2005.

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

For the three-month period ended December 31, 2006, revenues were $3.9 million, compared to $6.0 million for the three months ended December 31, 2005. Adjusting for $1.2 million in stock-based compensation expenses, adjusted net loss for the three months ended December 31, 2006, was $1.4 million, or $0.12 per basic and diluted share, compared to net income of $433,000, or $0.06 per basic share and $0.05 per diluted share, for the same period a year ago. Adjusted net loss is considered non-GAAP financial information; a reconciliation of non-GAAP financial measures used in this press release to the GAAP financial measures can be found in the Reconciliation of GAAP to Non-GAAP Financial Measures table included in this press release. GAAP net loss for the three-month period was $2.6 million, or $.23 per basic and diluted share.

For the three months ended December 31, 2006, SG&A expenses were $4.1 million, compared to $2.2 million for the same period in 2005. The increase was attributable primarily to increased payroll expenses and to $740,000 of stock-based compensation pursuant to the company's adoption of accounting rule SFAS 123(R). R&D expenditures for the period were $913,000, compared to $490,000 for the three months ended December 31, 2005. The increase was attributable primarily to $452,000 of stock-based compensation pursuant to the company's adoption of accounting rule SFAS 123(R). Interest income for the fourth quarter of 2006 increased to $1.1 million from $43,000 for the same period a year ago.

Highlights of 2006 for I.D. Systems included:

    o The addition of a number of new customers for the company's core application, the Wireless Asset Net(R) system, which controls, tracks and manages fleets of industrial vehicles, including Nissan North America, Inc. and Weyerhaeuser Company.

    o Expansion of business with many existing Wireless Asset Net(R) customers, including the U.S. Postal Service, where the system is now deployed at 65 facilities, Canadian Tire Retail, Ford Motor Company, Nissan, Target Corporation, Walgreen Co., and other leading retailers and manufacturers.

    o  Launch  of  the  I.D.   Systems   Users'  Group   Conference,   at  which
       representatives of some of the world's largest and most respected retailers, manufacturers and governmental agencies shared information on the current status and future directions of radio frequency identification-based asset tracking and monitoring applications.

    o  Development of new alliances, applications and markets, including:

        o a marketing agreement with NACCO Materials Handling Group, Inc., the global manufacturer of Hyster(R) and Yale(R) brand lift trucks, to distribute and support the Wireless Asset Net(R) system through the Hyster(R) and Yale(R) dealer networks;

        o a cooperative effort with Linde Material Handling North America Corporation, a subsidiary of one of the world's largest lift truck makers, to facilitate an I.D. Systems sale to Weyerhaeuser;

        o a strategic agreement with C&D Technologies, Inc., a leading producer and marketer of electrical power storage and conversion systems, to develop and market a new wireless system for managing the batteries that power industrial trucks;

        o  the award of a U.S.  Postal Service  contract to integrate  automated
           material  flow  management   capabilities  into  I.D.  Systems'  core
           wireless asset management system;

        o the development of a new application called OptiKan(TM) - an optimized, wireless, electronic "kanban" system for automatically signaling material handling operators to achieve "just in time" production efficiencies;

        o the introduction of the Line Asset Communicator(TM) - a component of the OptiKan(TM) system that triggers automatic, real-time task requests via radio frequency - to augment I.D. Systems' Vehicle Asset Communicator(R) and Machine Asset Communicator(TM) products;

        o the continued development of I.D. Systems' automated vehicle rental and return system through a pilot program with a large U.S.-based car rental company - a new customer for I.D. Systems in the rental fleet management market; and

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

        o further advances in I.D. Systems' proprietary technology, including a number of new patents issued and pending, and the testing and fielding of a new generation of hardware and software that optimizes the effectiveness of system communications in RFID-intensive environments, where EPC-compliant RFID tags and readers saturate the air with RF energy.

    o  Enhancement of I.D. Systems' corporate presence, through:

        o inclusion of I.D. Systems' common stock in the Russell 3000(R) Index, which is widely used by investment managers and institutional investors for index funds and as investment benchmarks;

        o achievement of the #107 ranking on Deloitte's 2006 "Fast 500" list of the fastest-growing technology companies in North America - up from the #147 ranking in 2005 - based on I.D. Systems' five-year revenue growth of 1,959 percent; and

        o establishment of a European office in Dusseldorf, Germany. Alexander Glasmacher - a graduate of Stanford University and INSEAD Fontainebleau Business School with more than 12 years of experience in the European wireless and RFID markets - was hired to sell and support the company's products to meet growing international demand for wireless vehicle management solutions.

                            INVESTOR CONFERENCE CALL
                            ------------------------

I.D. Systems will hold a conference call for investors and analysts at 4:45 p.m. Eastern Standard Time on March 1, 2007. Jeffrey Jagid, chairman and CEO, Ned Mavrommatis, CFO, and Ken Ehrman, COO, will discuss the year's results and accomplishments. After opening remarks, there will be a question and answer period. The conference call will be broadcast live over the Internet via the Investors section of I.D. Systems' web site at WWW.ID-SYSTEMS.COM. To listen to the live call, go to the website at least 10 minutes early to download and install any necessary audio software.

                               NON-GAAP MEASURES
                               -----------------

To supplement its consolidated financial statements presented in accordance with GAAP, I.D. Systems has begun providing certain non-GAAP measures of financial performance. These non-GAAP measures include non-GAAP net income/loss and non-GAAP net income/loss per basic and diluted share. Reference to these non-GAAP measures should be considered in addition to results prepared under current accounting standards, but are not a substitute for, or superior to, GAAP results. These non-GAAP measures are provided to enhance investors' overall understanding of I.D. Systems' current financial performance and provide further information for comparative information due to the adoption of the new accounting standard SFAS 123R. Specifically, I.D. Systems believes the non-GAAP measures provide useful information to both management and investors by excluding certain expenses, gains and losses that may not be indicative of its core operating results and business outlook. In addition, I.D. Systems believes the non-GAAP measures that exclude stock-based compensation enhance the comparability of results against prior periods. Reconciliation to the nearest GAAP measure of all non-GAAP measures included in this press release can be found in the financial tables included in this press release.

                               ABOUT I.D. SYSTEMS
                               ------------------

Based in Hackensack, NJ, I.D. Systems, Inc. is a leading provider of wireless solutions for managing and securing high-value enterprise assets. These assets include industrial vehicles, such as forklifts and airport ground support equipment, and rental vehicles. The Company's patented Wireless Asset Net system, which utilizes radio frequency identification, or RFID, technology, addresses the needs of organizations to control track, monitor and analyze their assets. For more information, visit WWW.ID-SYSTEMS.COM.

                     ABOUT THE WIRELESS ASSET NET(R) SYSTEM
                     --------------------------------------

I.D. Systems' Wireless Asset Net improves productivity in manufacturing and distribution environments by establishing accountability for use of equipment, ensuring equipment is in the proper place at the right time, streamlining work flow through automated messaging, and providing management with unique metrics on - and controls over - equipment utilization. The system also improves safety and security by restricting vehicle

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

access to trained, authorized operators and providing electronic vehicle inspection checklists. In addition, the system reduces maintenance expenses by automatically uploading vehicle data, reporting problems identified on checklists in real time, scheduling maintenance according to actual vehicle usage rather than on a calendar basis, and helping management determine the optimal economic time to replace equipment.

                                   TRADEMARKS
                                   ----------

I.D. Systems, Inc.(R), Line Asset Communicator(TM), Machine Asset Communicator(TM), OptiKan(TM), Vehicle Asset Communicator(R), and Wireless Asset Net(R) are registered or pending trademarks of I.D. Systems, Inc. Other trademarks used in this press release are registered trademarks of their respective owners.

                        "SAFE HARBOR" STATEMENT UNDER THE
                PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995
                ------------------------------------------------

This press release contains forward looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and that are subject to risk and uncertainties, including, but not limited to, future economic and business conditions, the loss of any of the Company's key customers or reduction in the purchase of its products by any such customers, the failure of the market for the Company's products to continue to develop, the inability to protect the Company's intellectual property, the inability to manage the Company's growth, the effects of competition from a wide variety of local, regional, national and other providers of wireless solutions and other risks detailed from time to time in the Company's filings with the Securities and Exchange Commission, including the Company's annual report on Form 10-K for the year ended December 31, 2005. These risks could cause actual results to differ materially from those expressed in any forward looking statements made by, or on behalf of, the Company. The Company assumes no obligation to update the information contained in this press release.



                             -- Tables to Follow --



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



                               I.D. SYSTEMS, INC.
                            STATEMENTS OF OPERATIONS

                                                             Year Ended December 31,            Quarter Ended December 31,
                                                          -------------------------------       ----------------------------
                                                              2005              2006              2005              2006
                                                          -----------         -----------       ----------       -----------
                                                                              (Unaudited)       (Unaudited)      (Unaudited)
Revenue:
Product                                                   $14,905,000         $16,205,000       $4,311,000       $ 1,740,000
Service                                                     4,099,000           8,535,000        1,720,000         2,173,000
                                                          -----------         -----------       ----------       -----------
                                                           19,004,000          24,740,000        6,031,000         3,913,000
Cost of revenue:
Product                                                     7,816,000           8,229,000        2,197,000           984,000
Service                                                     1,892,000           5,472,000          770,000         1,542,000
                                                          -----------         -----------       ----------       -----------
                                                            9,708,000          13,701,000        2,967,000         2,526,000

Gross profit                                                9,296,000          11,039,000        3,064,000         1,387,000
                                                          -----------         -----------       ----------       -----------

Operating expenses:
    Selling, general and administrative expenses            7,140,000          12,943,000        2,212,000         4,123,000
    Research and development expenses                       1,625,000           2,639,000          490,000           913,000
                                                          -----------         -----------       ----------       -----------

                                                            8,765,000          15,582,000        2,702,000         5,036,000
                                                          -----------         -----------       ----------       -----------

Income (loss) from operations                                 531,000          (4,543,000)         362,000        (3,649,000)
Interest income                                               222,000           2,801,000           43,000         1,061,000
Interest expense                                              (53,000)            (29,000)         (10,000)           (6,000)
Other income                                                  151,000             155,000           38,000            40,000
                                                          -----------         -----------       ----------       -----------

Net income (loss)                                            $851,000         $(1,616,000)        $433,000       $(2,554,000)
                                                          ===========         ===========       ==========       ===========

Net income (loss) per share - basic                             $0.11              $(0.15)           $0.06            $(0.23)
                                                          ===========         ===========       ==========       ===========

Net income (loss) per share - diluted                           $0.09              $(0.15)           $0.05            $(0.23)
                                                          ===========         ===========       ==========       ===========

Weighted average common shares outstanding - basic          7,771,000          10,501,000        7,847,000        11,281,000
                                                          ===========         ===========       ==========       ===========

Weighted average common shares outstanding - diluted        9,332,000          10,501,000        9,600,000        11,281,000
                                                          ===========         ===========       ==========       ===========



                               I.D. SYSTEMS, INC.
              RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
                                   (Unaudited)

                                                           TWELVE MONTHS ENDED       THREE MONTHS
                                                            DECEMBER 31, 2006       ENDED DECEMBER
                                                                                       31, 2006
Net loss attributable to common stockholders                  $(1,616,000)          $ (2,554,000)

Stock-based compensation                                        2,975,000              1,192,000

NON-GAAP NET  INCOME (LOSS)                                   $ 1,359,000           $ (1,362,000)

NON-GAAP NET  INCOME (LOSS)  PER SHARE - BASIC                $      0.13           $       (0.12)

NON-GAAP NET INCOME (LOSS)  PER SHARE - DILUTED               $      0.11           $       (0.12)


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



                               I.D. SYSTEMS, INC.
                                 BALANCE SHEETS

                                                                                               AS OF DECEMBER 31,

ASSETS                                                                                   2005                   2006
                                                                                         ----                   ----
                                                                                                            (Unaudited)
Current assets:
   Cash and cash equivalents                                                     $        2,138,000    $        9,644,000

   Marketable securities                                                                  5,463,000            60,716,000
   Accounts receivable, net                                                               6,068,000             5,101,000
   Unbilled receivables                                                                   1,293,000             1,042,000
   Inventory                                                                              2,952,000             6,430,000
   Investment in sales type leases                                                           34,000                    --
   Interest receivable                                                                           --               179,000
   Officer loan                                                                              11,000                 8,000
   Prepaid expenses and other current assets                                                140,000               271,000
                                                                                 ------------------    ------------------
         Total current assets                                                            18,099,000            83,391,000

Fixed assets, net                                                                         1,159,000             1,394,000
Investment in sales type leases                                                             433,000                    --
Officer loan                                                                                  8,000                    --
Deferred contract costs                                                                      53,000                33,000
Other assets                                                                                 88,000                87,000
                                                                                 ------------------    ------------------
                                                                                 $       19,840,000    $       84,905,000
                                                                                 ==================    ==================

LIABILITIES
Current liabilities:
   Accounts payable and accrued expenses                                         $        3,881,000    $        2,950,000
   Current portion of long term debt                                                        209,000               221,000
   Deferred revenue                                                                         155,000               221,000
                                                                                 ------------------    ------------------
         Total current liabilities                                                        4,245,000             3,392,000

Long term debt                                                                              240,000                19,000
Deferred revenue                                                                             90,000               133,000
Deferred rent                                                                                99,000                77,000
                                                                                 ------------------    ------------------
                                                                                          4,674,000             3,621,000
                                                                                 ------------------    ------------------

Commitments and Contingencies (Note J)

STOCKHOLDERS' EQUITY
Preferred stock; authorized 5,000,000 shares, $0.01 par value; none issued
 Common  stock;  authorized  50,000,000  shares,  $0.01 par  value;  issued and              79,000               113,000
outstanding  7,851,000  and  11,337,000  shares at December  31, 2005 and 2006, respectively
Additional paid-in capital                                                               25,735,000            93,423,000
Accumulated deficit                                                                     (10,535,000)          (12,151,000)
Comprehensive income                                                                             --                12,000
                                                                                 ------------------    ------------------
                                                                                         15,279,000            81,397,000
Treasury stock; 40,000 shares at cost                                                      (113,000)             (113,000)
                                                                                 ------------------    ------------------
                Total stockholders' equity                                               15,166,000            81,284,000
                                                                                 ------------------    ------------------
                    Total liabilities and stockholders' equity                   $       19,840,000    $       84,905,000
                                                                                 ==================    ==================


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


                               I.D. SYSTEMS, INC.
                            STATEMENTS OF CASH FLOWS

                                                                              YEAR ENDED DECEMBER 31,
                                                               -------------------------------------------------------
                                                                      2004               2005              2006
                                                               -------------------------------------------------------
                                                                                                       (Unaudited)
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                                    $    398,000       $    851,000  $   (1,616,000)
Adjustments to reconcile net income (loss) to cash provided
by (used in) operating activities:
  Inventory reserve                                                            --            105,000          100,000
  Accrued interest income                                                 119,000             42,000        (165,000)
  Stock based compensation                                                     --                 --        2,975,000
  Depreciation and amortization                                           255,000            362,000          468,000
  Deferred rent expense                                                    23,000           (13,000)         (22,000)
  Deferred revenue                                                       (88,000)           (41,000)          109,000
  Bad debt expense                                                       (12,000)             20,000          211,000
  Deferred contract costs                                                 199,000            423,000           20,000
  Unrealized gain on investments                                               --                 --           12,000
  Changes in:
    Accounts receivable                                                   784,000        (4,656,000)          756,000
    Unbilled receivables                                                (402,000)          (891,000)          251,000
    Inventory                                                         (1,063,000)        (1,318,000)      (3,578,000)
    Prepaid expenses and other assets                                    (87,000)             85,000        (130,000)
    Investment in sales type leases                                        37,000                             467,000
                                                                                           (394,000)
    Accounts payable and accrued expenses                               1,485,000          1,340,000        (931,000)
                                                               -------------------------------------------------------
       Net cash (used in) provided by operating                         1,648,000        (4,085,000)      (1,073,000)
activities
                                                               -------------------------------------------------------
CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of fixed assets                                            (419,000)          (512,000)        (703,000)
    Purchase of investments                                           (1,235,000)        (5,963,000)     (68,481,000)
    Maturities of investments                                           3,385,000          3,703,000       13,214,000
    Collection of officer loan                                             11,000             11,000           11,000
                                                               -------------------------------------------------------
      Net cash provided by (used in) investing activities               1,742,000        (2,761,000)     (55,959,000)
                                                               -------------------------------------------------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Repayment of term loan                                                (188,000)          (199,000)        (209,000)
  Repayment of line of credit                                           (137,000)                 --               --
  Proceeds from exercise of stock options                               1,171,000            743,000          786,000
  Net proceeds from public offering                                            --                 --       63,961,000
  Proceeds from exercise of warrants                                    1,025,000                 --               --
                                                               -------------------------------------------------------
     Net cash provided by financing activities                          1,871,000            544,000       64,538,000
                                                               -------------------------------------------------------
NET INCREASE (DECREASE) IN CASH AND CASH                                5,261,000        (6,302,000)        7,506,000
EQUIVALENTS
Cash and cash equivalents - beginning of period                         3,179,000          8,440,000        2,138,000
                                                               -------------------------------------------------------
CASH AND CASH EQUIVALENTS - END OF                                  $   8,440,000      $   2,138,000    $   9,644,000
PERIOD
                                                               -------------------====================================
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
  Cash paid for:
      Interest                                                            $63,000            $53,000          $29,000


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